UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2018

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Stockholders of LKQ Corporation was held on May 7, 2018. The final results on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of nine directors to terms ending in 2019. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sukhpal Singh Ahluwalia	231,516,871	16,490,989	128,802	16,191,083
A. Clinton Allen	202,938,936	45,072,586	125,140	16,191,083
Robert M. Hanser	246,232,761	1,622,961	280,940	16,191,083
Joseph M. Holsten	232,271,698	15,739,502	125,462	16,191,083
Blythe J. McGarvie	242,626,914	5,230,167	279,581	16,191,083
John F. O'Brien	209,044,396	38,967,450	124,816	16,191,083
Guhan Subramanian	224,540,624	23,263,195	332,843	16,191,083
William M. Webster, IV	240,961,995	7,038,414	136,253	16,191,083
Dominick Zarcone	241,871,418	6,139,347	125,897	16,191,083

2.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	259,285,421
Votes Against:	4,930,339
Abstentions:	111,985

3.	An advisory vote on the compensation of our named executive officers. The compensation of our named executive officers was approved pursuant the following votes:

Votes For:	239,012,367
Votes Against:	8,874,360
Abstentions:	249,935
Broker Non-Votes:	16,191,083

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 10, 2018

LKQ CORPORATION

By:	/s/ Victor M. Casini
Victor M. Casini
Senior Vice President and General Counsel